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Exhibit 10.17

                       AMENDMENT TO EMPLOYMENT AGREEMENT

         Ground Round Restaurants, Inc. (the "Company" or "Ground Round") a New York Corporation with its principal place of business at 35 Braintree Hill Office Park, Braintree, Massachusetts and Daniel R. Scoggin (the "Employee"), with a business address of 35 Braintree Hill Office Park, Braintree, Massachusetts, in consideration of the promises and mutual covenants contained herein, the parties agree to amend the Employment Agreement by and between Ground Round and Employee dated July 21, 1995 (the "Agreement") as follows:

I. Paragraph 5 (Change of Control) under section (d) shall be amended to include the following additional section designated as 5(d)(v):

         (v)There shall cease to be a public trading market for shares of common stock of the Company.

II. Paragraph 8 (Non-Compete Provision) shall be replaced with the following language:

         Upon termination of this Agreement for any reason, Employee agrees that he will not, for a period of two (2) years following any such termination, either directly or indirectly, as a director, officer, employee, agent, consultant, or owner, in whole or in part, engage in any related activities which are competitive with Ground Round restaurants within geographic proximity to any Ground Round restaurant. Employee acknowledges that the remedy at law available to the Employer and its subsidiaries for a breach or threatened breach of this paragraph would be inadequate and therefore, Employee agrees that in addition to any remedies at law, in the event of any such breach or threatened breach, the Employer and/or its subsidiaries shall be entitled to obtain equitable relief or injunctive relief to enforce the provisions of this paragraph. Ownership of less than five (5%) percent of any class of publicly-traded securities shall not be deemed a breach of this paragraph.

         Except as hereby amended, the Agreement shall continue in full force and effect.

         WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Employee, as of this 18th day of August, 1995.

                                          Ground Round Restaurants, Inc.

         By:
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         /s/ Michael R. Jorgensen
         ------------------------
         Michael R. Jorgensen
         Senior Vice President

         /s/ Daniel R. Scoggin
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         Daniel R. Scoggin